UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        July 27, 2011

The PAWS Pet Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

Illinois	333-130446	20-3191557
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

777 E. Atlantic Avenue, Suite C2-264
Delray Beach, FL 33483
(Address of principal executive offices) (Zip code)

 408-248-6000
(Registrant’s telephone number, including area code)

Pet Airways, Inc.
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2011, Pet Airways, Inc., an Illinois corporation (“the Company”), filed Articles of Amendment with the Illinois Department of State to amend the Company’s Articles of Incorporation to change the Company’s name to “The PAWS Pet Company, Inc.” (the “Amendment”).  In accordance with the Illinois Business Corporation Act, following the approval of the Amendment by the Company’s Board of Directors on July 13, 2011, notice of the Amendment was mailed to all shareholders, and the Amendment was approved by a majority of the shareholders acting via written consent more than five (5) days after notice of the Amendment was mailed to all shareholders.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Reference is made to this disclosure set forth under Item 5.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 8.01. Other Events.

On August 4, 2011, the Company issued a press release announcing the adoption and approval of the Amendment, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits.

Exhibits.   The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
3.1	Articles of Amendment dated July 27, 2011
99.1	Press Release of The PAWS Pet Company, Inc. dated August 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PAWS Pet Company, Inc.

Date: August 4, 2011	By:	/s/ Andrew C. Warner
Name: Andrew C. Warner
Title: Chief Financial Officer